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                                                                    Exhibit 10.3

               SECOND AMENDED AND RESTATED MANUFACTURING AGREEMENT

     THIS SECOND AMENDED AND RESTATED MANUFACTURING AGREEMENT (this "Agreement") is made and entered into this 15th day of June, 2006 by and among ADM Tronics Unlimited, Inc., a Delaware corporation ("ADM"), Sonotron Medical Systems, Inc., a Delaware corporation ("SMS"), and Ivivi Technlogies, Inc., a New Jersey corporation ("IVIVI" and together with SMS, the "Subsidiaries"), all of the foregoing corporations with a principal place of business at 224 Pegasus Avenue, Northvale, New Jersey 07647.

                                   WITNESSETH

     WHEREAS, ADM, SMS, IVIVI and Vet-Sonotron Systems, Inc., a Delaware corporation ("VET"), entered into a manufacturing agreement, dated as of August 15, 2001 (the "Original Manufacturing Agreement"), pursuant to which ADM, a Registered Medical Device Manufacturing Facility, as such term is defined pursuant to the U.S. Food and Drug Administration ("FDA") medical device regulations, manufactures electronic and other medical and non-medical devices and products for the Subsidiaries;

     WHEREAS, in April 2003, the operations of VET were transferred from ADM to IVIVI;

     WHEREAS, in February 2005, ADM and the Subsidiaries entered into an amended and restated manufacturing agreement, dated February 10, 2005 (the "Existing Manufacturing Agreement"), pursuant to which the parties amended and restated the Original Manufacturing Agreement to, among other things, (i) provide each Subsidiary with protection of its proprietary and confidential information and
(ii) provide each Subsidiary with the right to engage third-party manufacturers to manufacture any or all of its products in the event ADM is unable to perform, or otherwise in breach of any of, its obligations under this Agreement;

     WHEREAS, ADM and the Subsidiaries desire to amend and restate the Existing Manufacturing Agreement to, among other things, provide that the term thereof shall continue until March 31, 2008 and shall automatically renew for additional one (1) year periods, subject to the terms and conditions herein contained; and

     WHEREAS, the Subsidiaries desire to have ADM continue to provide manufacturing and regulatory services to the Subsidiaries and ADM desires to continue to provide such services to the Subsidiaries on terms and conditions as herein contained.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency is hereby acknowledged, the parties hereto agree as follows:

     1. ADM shall be the exclusive manufacturer of all current and future medical, non-medical and veterinary electronic and other devices or products to be sold, rented or leased by

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the Subsidiaries (referred to herein as the "Products") under the terms and conditions herein contained.

     2. ADM will manufacture the Products for the Subsidiaries to appropriate standards and quality commensurate with the type of product and intended use, it being understood by the parties hereto that this will include Good Manufacturing Practices ("GMP") and Quality Service Requirements ("QSR") consistent with FDA regulations.

     3. ADM shall invoice each Subsidiary for any of the Products manufactured for such Subsidiary at an amount equal to the Direct Cost (as defined herein) plus 20%. It being understood by the parties hereto that "Direct Cost" shall be defined and determined as the actual, invoiced cost for all Raw Materials (as defined below), if any, that are incorporated into or consumed in the manufacture of the Products and purchased for the Subsidiary by ADM, plus a direct labor charge equal to the number of hours or portions of hours required to produce the Products multiplied by the standard hourly manufacturing labor rate of ADM. Direct Cost shall not include an allocation for overhead, insurance, administration, rent or other expenses not directly related to the manufacture of the Products.

     4. Each Subsidiary shall purchase and provide ADM with the raw materials, parts, components or other physical items (collectively, the "Raw Materials") that may be required for ADM to manufacture such Subsidiary's Products.

     5. All invoices from ADM to the Subsidiaries shall be immediately due and payable upon completion of manufacture of the Products and shall be paid by the Subsidiaries to ADM in U.S. funds by check, wire transfer or other means acceptable to ADM. All invoices shall include a price per unit (such price to be the Direct Cost plus 20%) multiplied by the number of units manufactured.

     6. Any invoice not paid within 10 days of its due date shall accrue interest at the rate of 1% per month for any month or portion of a month during which time such invoice remains unpaid, it being understood by the parties hereto that time is of the essence.

     7. In accordance with FDA regulations for medical device manufacture, ADM shall maintain Device History Records (within the meaning of the FDA regulations) for any of the Products manufactured based upon serial numbers; however, it will not be responsible for Device Master Records and Device Design Files (each, within the meaning of the FDA regulations), such being the responsibility and expense of the Subsidiaries.

     8. ADM warrants the Products against defects in material and workmanship for a period of 90 days after the completion of manufacture. After such 90-day period, ADM will provide repair services for the Products to the Subsidiaries at its customary hourly repair rate plus the cost of any parts, components or items necessary to repair the Products. The Subsidiaries shall pay any repair invoices to ADM under the same terms as contained in Sections 5 and 6 herein.

     9. As between each of the Subsidiaries, on the one hand, and ADM, on the other hand, each Subsidiary is the sole and exclusive owner of all inventions, patents, patent applications, copyrights, trade secrets, know-how, proprietary information and other intellectual


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property rights relating to the Products of such Subsidiary or any improvements thereto (the "Product IP"), whether existing prior to or after the date hereof and regardless of the party responsible for creating, conceiving or reducing to practice such Product IP. To the extent any intellectual property rights that are included in the Product IP would otherwise vest in ADM or any of its employees or subcontractors, ADM hereby assigns to the applicable Subsidiary, on an irrevocable, worldwide and royalty and payment free basis, all right, title and interest in and to such intellectual property rights, and agrees to execute, acknowledge and deliver to such Subsidiary, and to cause its employees and subcontractors to execute, acknowledge and deliver to such Subsidiary, any further assignments and other documents that such Subsidiary reasonably deems necessary or desirable to perfect or further evidence such assignment. ADM agrees to reasonably cooperate with such Subsidiary, or any person to whom such Subsidiary may have assigned such intellectual property rights, in securing for such Subsidiary or such assignee any patents or other intellectual property protections which such Subsidiary or assignee may seek anywhere in the world to obtain in connection therewith, and ADM shall, and shall cause persons employed by or otherwise engaged by ADM, to execute, acknowledge and deliver to such Subsidiary or such Subsidiary's assignee all instruments which such Subsidiary shall reasonably require, give evidence and do all things which are necessary or desirable to enable such Subsidiary or its assignee to file and prosecute applications for, and to acquire, maintain and enforce, all such patents and other intellectual property protections.

     10. (a) To the extent ADM, prior to or after the date hereof, has obtained or obtains access to or knowledge of any non-public information relating to any Product designs, specifications, components or technologies, or relating to any other trade secrets, know-how or proprietary information included in the Product IP (collectively, "Information"), ADM shall maintain such Information as confidential information of the applicable Subsidiary, using no less than a reasonable degree of care, and shall not use or disclose any such Information other than in connection with the performance of its obligations under this Agreement. Upon request of the applicable Subsidiary, ADM shall return to such Subsidiary, or destroy and provide such Subsidiary with written certification of such destruction, all documents, computer files and other materials in ADM's possession or control, including all copies thereof, that contain or are derived from any Information of such Subsidiary. In furtherance of, but without limiting, the foregoing, ADM acknowledges that the confidentiality provisions of this Agreement shall be deemed to be an agreement to keep the Information of IVIVI in confidence as contemplated by Regulation FD promulgated by the Securities and Exchange Commission. In addition, ADM acknowledges and agrees that some of the Information of IVIV may be considered "material non-public information" for purposes of the federal securities laws ("Insider Information") and that ADM and its officers, directors, employees and representatives who receive IVIVI's Information will abide by all applicable securities laws relating to the handling of and acting upon such Insider Information.

          (b) Upon request of the applicable Subsidiary, ADM shall return to such Subsidiary, or destroy and provide such Subsidiary with written certification of such destruction, all documents, computer files and other materials in ADM's possession or control, including all copies thereof, that contain or are derived from any Information of such Subsidiary.


     11. Notwithstanding anything contained herein to the contrary, ADM shall notify each Subsidiary immediately if ADM is, or expects that it will be, unable to fulfill any of its obligations to such Subsidiary under this Agreement or is otherwise in breach of any of its obligations to such Subsidiary under this Agreement. In the event ADM is unable to full, or is otherwise in breach of, any of its obligations under this Agreement, in addition to any right to terminate this agreement pursuant to Section 13 hereof, such Subsidiary shall have the right, without penalty or prejudice to Subsidiary's other rights hereunder, to engage a third-party or third-parties to manufacture any or all of such Subsidiary's Products. In such event, if a Subsidiary elects to exercise its right to utilize a third-party or third-parties to supplement the manufacture of its Products pursuant to this Section 11, at such Subsidiary's request, ADM shall accept delivery of such Products from such third-party or third parties, finalize the manufacture of such Products to the extent necessary for such Subsidiary to comply with FDA regulations and ensure that the design, testing, control, documentation and other quality assurance procedures with respect to the manufacturing process of such Products have been followed.


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     12. This Agreement commenced on the date of the Original Manufacturing
Agreement and, unless earlier terminated in accordance with the terms and conditions of this Agreement, shall continue in effect until March 31, 2008 (the "Initial Term"). After the Initial Term, this Agreement shall automatically renew for additional one (1) year periods (each a "Renewal Term"), unless either Party provides three (3) months' prior written notice to the other Party prior to the end of the Term of its desire to terminate this Agreement. The Initial Term, together with all the Renewal Terms, shall be collectively referred to herein as the "Term".

     13. (a) This Agreement may be terminated in accordance with the terms and conditions set forth below:

               (i) This Agreement may be terminated with respect to either Subsidiary (the "Breaching Subsidiary") by ADM immediately upon written notice if the Breaching Subsidiary has breached any of its material obligations to ADM under this Agreement; provided, that in the case of a breach capable of being cured, ADM shall only have the right to exercise such right of termination if such breach has continued for a period of thirty (30) days after the Breaching Subsidiary has received written notice of such breach from ADM. If this Agreement is terminated by ADM pursuant to this Section 13(a)(i) prior to the end of the Term, the Breaching Subsidiary shall pay when due all invoices for any Products finished prior to the date of such termination under the same terms and conditions set forth in Sections 5 and 6 hereof.

               (ii) This Agreement may be terminated with respect to either Subsidiary by such Subsidiary immediately upon written notice if ADM has breached any of its material obligations to such Subsidiary under this Agreement; provided, that in the case of a breach capable of being cured, such Subsidiary shall only have the right to exercise such right of termination if such breach has continued for a period of thirty (30) days after ADM has received written notice of such breach from such Subsidiary. If this Agreement is terminated with respect to either Subsidiary by such Subsidiary pursuant to this Section 13(a)(ii) prior to the end of the Term, such Subsidiary shall pay when due all invoices for any Products finished prior to the date of such termination under the same terms and conditions set forth in Sections 5 and 6 hereof.

          (b) Upon the expiration or termination of this Agreement with respect to any Subsidiary for any reason, ADM shall, at the expense of such Subsidiary, deliver all finished Products and all unused Raw Materials for such Subsidiary to such location as such Subsidiary shall designate; provided, that if such Subsidiary is then in breach of its material obligations to ADM under this Agreement, ADM's obligations to such Subsidiary under this Section 13(b) shall be subject to receipt by ADM of appropriate assurances that all amounts owed to it under this Agreement, including expenses to be incurred pursuant to this
Section 13(b), will be paid when due.

          (c) Termination or expiration of this Agreement with respect to any Subsidiary shall not affect the rights and obligations of any party hereto that may have accrued prior to the date of termination or expiration, or any obligation contained in Sections 5 through 10 and Sections 13 through 16 or any other provision of this Agreement which is similarly intended to or capable of continuing to apply after such termination either in respect of pre-termination matters or otherwise.


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     14. The Subsidiaries confirm that this Agreement does not infer any other relationship between ADM and the Subsidiaries and does not obligate ADM to be responsible for any debts or other liabilities of the Subsidiaries. The Subsidiaries are separate entities and each is responsible for any liabilities that may be created.

     15. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey and shall not be modified or terminated except by a written instrument executed by the parties hereto.

     16. This Agreement supercedes any previous agreements, whether written or oral, between and/or among the parties hereto, and, in particular, the previous agreement regarding the provision of manufacturing services from ADM to certain of the Subsidiaries.

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          IN WITNESS WHEREOF, the parties to this Agreement have caused this
Agreement to be signed as of the date first above written.

                                             ADM TRONICS UNLIMITED, INC.


                                             By: /s/ Andre' Dimino
                                                 -------------------------------
                                                 Name: Andre' Dimino
                                                 Title: President and Chief
                                                        Executive Officer


                                             IVIVI TECHNOLOGIES, INC.


                                             By: /s/ David Saloff
                                                 -------------------------------
                                                 Name: David Saloff
                                                 Title: President and Chief
                                                        Executive Officer


                                             SONOTRON MEDICAL SYSTEMS, INC.


                                             By: /s/ Andre' DiMino
                                                 -------------------------------
                                                 Name: Andre' DiMino
                                                 Title: President


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